Exhibit 10.14

QUICKLOGIC CORPORATION

2019 STOCK PLAN

NOTICE OF GRANT OF STOCK OPTIONS

Unless otherwise defined herein, the terms defined in the 2019 Stock Plan (the “Plan”) will have the same defined meanings in this Notice of Grant of Stock Options (the “Notice of Grant”) and the Stock Option Agreement, attached hereto as Exhibit A (the “Stock Option Agreement” or “Agreement”).

QuickLogic Corporation is pleased to inform you that you, the undersigned Optionee, have been granted an option (“Option”) to purchase common stock (hereinafter referred to as the “Shares”) of the Company, subject to the terms and conditions of the Plan and this Agreement, as follows:

Optionee:
Grant Number:
Date of Grant:
Vesting Commencement Date:
Exercise Price, per Share:
Number of Shares Granted:
Term of Option:

Type of Option:	Incentive Stock Option	Nonstatutory Stock Option

Vesting Schedule: The option may be exercised as it vests.  The options will vest in accordance with the following vesting schedule, so long as a Vesting Cessation Date (as defined herein) has not occurred.

       25% of the Shares subject to the Option shall vest twelve months after the Vesting Commencement Date, and 1/48 of the Shares subject to the Option shall vest each month thereafter.  Fully vested in four years.

       25% of the Shares subject to the Option shall vest twelve months after the Vesting Commencement Date, and 1/8 of the Shares subject to the Option shall vest fifteen months after the Vesting Commencement Date and each six months thereafter.  Fully vested in 15 quarters.

       1/12 th of the Shares subject to the Option shall vest for each full month of Service after the Vesting Commencement Date.  Fully vested in one year.

       l/24th of the Shares subject to the Option shall vest for each full month of Service after the Vesting Commencement Date.  Fully vested in two years.

       1/        of the Shares subject to the Option shall vest               after the Vesting Commencement Date.  Thereafter, 1/       of the Shares shall vest for each full          of Service.  Fully vested in                  .

       1/       of the Shares subject to the Option shall vest for each full          of Service after the Vesting Commencement Date.

       100% of the Shares subject to the Option shall be fully vested on the grant date.

Termination of Relationship as a Service Provider or Provision of Notice of Employment Termination; Vesting Cessation Date.  If Optionee (i) ceases to provide ongoing service as a Service Provider (for any reason and regardless of any appropriate court finding such termination unfair or irregular on any basis whatsoever), or (ii) is provided with notice of termination of employment (for any reason and regardless of any appropriate court finding the related termination unfair or irregular on any basis whatsoever) and ceases to provide ongoing service during the notice period, the Optionee may exercise his or her Option for a three month period beginning (a) the earlier of the date of such cessation as a Service Provider or the last date of ongoing service after receiving a notice of termination of employment, or (b) such later date as required by Applicable Law (the earlier of these dates or such later date required by Applicable Law is referred to herein as the “Vesting Cessation Date,” as reasonably fixed and determined by the Administrator).  Such exercise period shall automatically extend from three to twelve months in the event Optionee ceases to be a Service Provider as a result of Optionee’s death or Disability.  In no event shall this Option be exercised later than the expiration of the term of such Option as set forth in the Option Agreement.  Optionee further acknowledges and agrees that this Agreement, the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued engagement as a Service Provider for the vesting period or for any other period and shall not interfere with Optionee’s right or the Company’s right to terminate Optionee’s relationship as a Service Provider at any time, with or without notice, except as otherwise required by Applicable Law. At the sole discretion of Company, subject to Applicable Law, Optionee may be paid a lump sum for their cash compensation in lieu of notice. Options which do not vest by the Vesting Cessation Date shall automatically become void and without further effect.  In such event, the underlying Shares shall be returned to the Plan.

The Stock Option Agreement included as Exhibit A and the Plan are incorporated herein by reference.  The Plan, Stock Option Agreement and this Notice of Grant constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and the Optionee.  The Company will administer the Plan from the United States of America, and any disputes will be settled in the U.S. according to U.S. law.  This Notice of Grant, Stock Option Agreement, Plan and all awards are governed by the internal substantive laws, but not the choice of law principles, of the State of California, United States of America.

By Optionee’s signature and the signature of the Company’s representative below, Optionee and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan, the Stock Option Agreement and this Notice of Grant.  Optionee has reviewed the Plan, the Stock Option Agreement and this Notice of Grant in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the Plan, the Stock Option Agreement and this Notice of Grant.  Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan, the Stock Option Agreement and this Notice of Grant.

OPTIONEE:	QUICKLOGIC CORPORATION

By:
Signature

Title:
Print Name

Date:	Date:

OPTIONEE ADDRESS:

BENEFICIARY:

Print Name

Date:

Consent of spouse required if beneficiary is someone other than spouse:

Signature:

Print Name:

Date:

Please return this Notice of Grant of Stock Options to the Stock Administrator of the Company.

EXHIBIT A

STOCK OPTION AGREEMENT

1.             Grant of Option.  The Plan Administrator of the Company hereby grants to the person named in the Notice of Grant under the Plan (the “Optionee”) an option (the “Option”) to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the “Exercise Price”), subject to the terms and conditions of the Notice of Grant, this Stock Option Agreement and the Plan, which is incorporated by reference.  In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail.  If designated in the Notice of Grant as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an ISO under Section 422 of the Code.  However, any Option that exceeds the $100,000 rule of Code Section 422(d) shall be treated as a Nonstatutory Stock Option (“NSO”).

2.             Exercise of Option.  This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Stock Option Agreement.  This Option shall be deemed exercised when the Company receives:  (i) written or electronic notice of exercise from the person entitled to exercise the Option; and (ii) full payment of the Exercise Price, as defined herein, for Shares exercised.  The form of written notice of exercise is attached as Exhibit A-1. The forms of consideration acceptable for the payment of the aggregate Exercise Price are described in the Plan, Section 9(c).

3.             Term of Option.  This Option may be exercised only within the Term of Option set out in the Notice of Grant, and in accordance with the terms of the Plan and this Option Agreement.

4.             Tax Withholding and Consequences.  Regardless of any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding, fringe benefit tax (“FBT”) or National Insurance Contribution (“NIC”) tax paid or payable in respect of the grant, vesting, exercise, cancellation, transfer of the Options or issuance of the Shares (“Tax-Related Items”), Optionee acknowledges that the ultimate liability for all Tax-Related Items legally due by Optionee are and remain Optionee’s responsibility and that the Company (a) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the grant, vesting, exercise or delivery of options or related Shares, the subsequent sale of Shares and/or the receipt of any dividends; and (b) does not commit to structure the terms of a option grant to reduce or eliminate Optionee’s liability for Tax-Related Items.  Optionee should consult a tax adviser and the Plan in order to determine the tax consequences before exercising this Option or disposing of the Shares.

5.             Tax Matters.  If the Optionee sells or otherwise disposes of any of the Shares acquired pursuant to an ISO on or before the later of (i) two years after the grant date, or (ii) one year after the exercise date, the Optionee shall immediately notify the Company in writing of such disposition, and shall promptly provide any information that may be requested by the Company and/or the Company’s consultant regarding such sale or other disposition of the Shares.  The Optionee agrees that he or she may be subject to income tax withholding by the Company on the compensation income recognized from such early disposition of ISO Shares by payment in cash or out of the current earnings paid to the Optionee.

6.             Tax Obligations.  Optionee agrees to make appropriate arrangements with the Company (or the Parent or Subsidiary employing or retaining Optionee) in accordance with the procedures offered by the Company for the satisfaction of all federal, state, local and foreign income and employment tax withholding requirements, FBT and NIC applicable to the grant, vesting or exercise of the Options and issuance of the Shares.  Optionee also agrees to reimburse or pay the Company (including its Subsidiaries) in full, any liability that the Company incurs towards any FBT or NIC paid or payable in respect of the grant, vesting, exercise or cancellation of the Option or transfer or delivery of the Shares, within the time and in the manner prescribed by the Company.  The Administrator may in its sole discretion determine amounts and whether the withholding taxes and/or FBT and/or NIC with respect to such Option and related Shares will be paid by cash, exercising and selling a portion of a vested Option, electing to have the Company withhold otherwise deliverable Shares having a value equal to the minimum amount statutorily required to be withheld, selling a sufficient number of such Shares otherwise deliverable to Optionee through such means as the Company may determine in its sole discretion (whether through a broker or otherwise) having a Fair Market Value equal to the amount required, by directing of a portion of the proceeds to the Company, by payroll withholding, by delivering already vested and owned Shares to the Company, by delivering net shares, by direct payment from the Optionee to the Company, by some other method, or by some combination thereof.  Optionee agrees to execute any additional documents requested by the Company for such reimbursement of such taxes to the Company.

Optionee grants to the Company the irrevocable authority, as agent of Optionee and on Optionee’s behalf, to sell or procure the sale of sufficient Shares subject to this Option so that the net proceeds receivable by the Company are as far as possible equal to but not less than the amount of any withholding tax, FBT or NIC the Optionee is liable for (including pursuant to the preceding paragraph) and the Company will account to Optionee for any balance.

Optionee acknowledges and agrees that the Company may refuse to allow the exercise of Options or the delivery of Shares if Optionee has not made appropriate arrangements with the Company to satisfy tax withholding requirements, FBT or NIC.

7.             No Guarantee of Continued Service.  OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER).  OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE WITH OPTIONEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE OPTIONEE’S SERVICE PROVIDER STATUS AT ANY TIME, WITH OR WITHOUT CAUSE, EXCEPT AS OTHERWISE REQUIRED BY APPLICABLE LAW.  ACCORDINGLY, OPTIONEE DOES NOT HAVE ANY ENTITLEMENT TO AN OPTION IF

OPTIONEE RESIGNS OR IF THERE IS A VESTING CESSATION DATE FOR ANY REASON PRIOR TO THE DATE THAT THE OPTION VESTS.

8.             Data Privacy.  By accepting this Stock Option Agreement or any Shares upon exercise thereof, Optionee explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Optionee’s personal data as described in this document by and among, as applicable, the Company, its subsidiaries and affiliates for the exclusive purpose of implementing, administering and managing Optionee’s participation in the Plan.  For the purpose of implementing, administering and managing the Plan, Optionee understands that the Company holds certain personal information about Optionee, including, but not limited to, Optionee’s name, home address and telephone number, date of birth, Tax ID or other identification number, salary, nationality, job title, any equity or directorships held in the Company, details of all equity awards or any entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Optionee’s favor, for the purpose of implementing, administering and managing the Plan (“Data”).  Optionee understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in Optionee’s country or elsewhere.  The Company, as a global company, may transfer Optionee’s personal data to countries that may not provide an adequate level of protection.  The Company, however, is committed to providing a suitable and consistent level of protection for Optionee’s personal data regardless of the country in which it resides.  Optionee understands that Optionee may request information regarding the Company’s stock plan administration by contacting Human Resources, the Chief Financial Officer or their designee.  Optionee authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing Optionee’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom Optionee deposits any Shares issued at exercise of an option.  Optionee understands that Data will be held as long as is necessary to implement, administer and manage the Plan.  Optionee understands that Optionee may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing Human Resources or the Chief Financial Officer.  Optionee understands, however, that refusing or withdrawing Optionee’s consent may affect Optionee’s ability to participate in the Plan.  For more information on the consequences of Optionee’s refusal to consent or withdrawal of consent, Optionee understands that he or she may contact Human Resources, the Chief Financial Officer or their designee.

9.             Electronic Delivery.  The Company may, in its sole discretion, decide to deliver any documents related to the Option or issuance of Shares and participation in the Plan or future Stock Option Agreements that may be awarded under the Plan by electronic means or to request Optionee’s consent to participate in the Plan by electronic means.  Optionee hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

10.           Payments after Death.  Any distribution or delivery to be made to the Optionee under this Agreement will, if the Optionee is then deceased, be made to the administrator or executor of the Optionee’s estate or, if none, to the persons entitled to receive such distribution or delivery under the

Optionee’s will or the laws of descent or distribution.  Any such recipient must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

11.           Option is Not Transferable.  Except to the limited extent provided in paragraph 10 of this Agreement, this Option and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process.  Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this Option, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this Option and the rights and privileges conferred hereby immediately will become null and void.

12.           Rights as Stockholder.  Neither the Optionee nor any person claiming under or through the Optionee will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Optionee or Optionee’s broker or had the Shares electronically transferred to Optionee’s account.

13.           Acknowledgments.  The Optionee expressly acknowledges the following:

(a)           The Company (whether or not Optionee’s employer) is granting the Option.  That the Option, future grants of Options, and benefits and rights provided under the Plan are at the complete discretion of the Company and do not constitute regular or periodic payments, or remuneration under the terms of employment.  No grant of Options will be deemed to create any obligation to grant any further options, whether or not such a reservation is explicitly stated at the time of such a grant.  The benefits and rights provided under the Plan are not to be considered part of Optionee’s salary or total compensation for purposes of determining Optionee’s entitlement upon termination and will not be included for purposes of calculating any severance, resignation, termination, redundancy or other end of service payments, vacation, bonuses, long-term service awards, indemnification, pension or retirement benefits, life insurance, 401(k) profit sharing or any other payments, benefits or rights of any kind.  Optionee waives any and all rights to compensation or damages as a result of the termination of employment with the Company or its subsidiaries and the administration of the Plan and this grant for any reason whatsoever insofar as those rights result or may result from:

(i)            the loss or diminution in value of such rights under the Plan, or

(ii)           Optionee ceasing to have any rights under, or ceasing to be entitled to any rights under the Plan as a result of such termination or administration.

(b)           The Company has the right, at any time to amend, suspend or terminate the Plan.  The Plan will not be deemed to constitute, and will not be construed by Optionee to constitute, part of the terms and conditions of employment, and that the Company will not incur any liability of any kind to Optionee as a result of any change or amendment, or any cancellation, of the Plan at any time.

(c)           The Optionee’s employment with the Company and its Subsidiaries is not affected at all by any grant and it is agreed by the Optionee not to create an entitlement and will not be included in the Optionee’s entitlement at common law for damages during any reasonable notice period.  Accordingly, the terms of the Optionee’s employment with the Company and its Subsidiaries will be determined from time to time by the Company or the Subsidiary employing the Optionee (as the case may be), and the Company or the Subsidiary will have the right, which is hereby expressly reserved, to terminate or change the terms of the employment of the Optionee at any time for any reason whatsoever, with or without good cause or notice, and to determine when Optionee is no longer providing ongoing service to the Company for purposes of administering Optionee’s Option, except as may be expressly prohibited by the laws of the jurisdiction in which the Optionee is employed.

(d)           The future value of the Shares is unknown and cannot be predicted with certainty.

(e)           Choice of Language.

(i)            For Employees of Canadian Locations:  The undersigned agrees that it is his or her express wish that this form and all documents relating to his or her participation in the scheme be drawn in the English language only.  Le soussigné convient que sa volonté expresse est que ce formulaire ainsi que tous les documents se rapportant à sa participation au régime soient rédigés en langue anglaise seulement.

(ii)           For Employees of Locations Other than Canada:  Optionee has received this Agreement and any other related communications and consents to having received these documents solely in English.

14.           Binding Agreement.  Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

15.           Additional Conditions to Issuance of Stock.  If at any time the Company will determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to the Optionee (or Optionee’s estate), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company.  The Company will make all reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority.

16.           Administrator Authority.  The Administrator has the power to interpret the Plan, the Notice of Grant and this Agreement and to adopt such rules for the administration, interpretation and application thereof as are consistent therewith and to interpret or revoke any such rules.  Any dispute regarding the interpretation of this Agreement will be submitted by Optionee or by the Company forthwith to the Administrator which will review such dispute at its next regular meeting.  All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Optionee, the Company and all other interested persons.  No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, the Notice of Grant or this Agreement.

17.           Address for Notices.  Any notice to be given to the Company under the terms of this Agreement will be made in writing and deemed effective: (i) upon delivery when delivered in person; or (iii) when delivered by registered or certified mail, postage prepaid, return receipt requested, addressed to the Company at 2220 Lundy Avenue, San Jose, CA 95131, Attn: Stock Administrator, or at such other address as the Company may hereafter designate in writing or electronically.

18.           Captions.  Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

19.           Agreement Severable.  In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

20.           Modifications to the Agreement.  This Agreement constitutes the entire understanding of the parties on the subjects covered.  Optionee expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein.  Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company.  Notwithstanding anything to the contrary in the Plan or this Agreement, the Company reserves the right to revise this Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Optionee, to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) or to otherwise avoid imposition of any additional tax or income recognition under Section 409A of the Code in connection with this Option.

21.           No Waiver.  Either party’s failure to enforce any provision or provisions of this Agreement will not in any way be construed as a waiver of any such provision or provisions, nor prevent that party from thereafter enforcing each and every other provision of this Agreement.  The rights granted both parties herein are cumulative and will not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.

Exhibit A-1

QUICKLOGIC CORPORATION

2019 STOCK PLAN

STOCK OPTION EXERCISE FORM

Your completed form should be returned by fax or mail to:  Stock Administration.  Phone: (408) 990-4120.

Fax:  (408) 990-4276.  Incomplete forms may cause a delay in processing/receipt of funds.

Date:	Country in Which You Work:	Dept. #:	Emp. ID:

Name:	SS#:		Work Phone:

Home Address:
(Number and Street)

(City, State, Zip Code/Postal Code, Country)

1.     I hereby elect to exercise the following stock option(s):

Grant #	Grant Date	Grant Type (ISO/NQ)	Grant Price Per Share	# of Shares to Exercise	Amount Due For Stock	Amount Due For Taxes **

TOTALS

2.     Method of Exercise (Please Check One):

             Cash Exercise (Exercise-and-Hold)

             Same-Day-Sale (Exercise and sell all shares)

It is your responsibility to contact a broker to sell your stock option shares.

Stock Administration will not contact a broker for you.

**Tax Due: (U.S. employees ONLY) For NQ option exercise - We are required to collect Federal Income Tax, Applicable State Income Tax, Medicare, Social Security, and SDI.

3.     Please deliver all shares to: (If shares are to be delivered to a broker, you must establish an account prior to delivery.)

Broker Name:	Acct.#:

Broker DTC#:	Broker Phone:

             Mail stock certificate to my home address as listed above (make sure the address is legible.)

4.     I understand that Stock Administration will not process my exercise until all information has been provided.

I understand that I should read a current copy of the Company’s Prospectus prior to making any investment; and that, if necessary, I can contact the Company directly to obtain one.

I understand that, if I am an officer or director of the Company, I may be subject to additional requirements under Federal securities regulation which pertain to this type of transaction.

Signature	Print Name